Exhibit 99.2

Petrogress, Inc.

Introduction to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our merger with Petrogres Co Limited.

On February 29, 2016, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Petrogres Co Limited., a Marshall Islands corporation (“Petrogres”) and the sole stockholders of Petrogres (the “Petrogres Shareholder”).

Pursuant to the Exchange Agreement, we acquired all of the outstanding shares of Petrogres in exchange for the issuance of 136,000,000 shares of our common stock to the Petrogres Shareholder.  The shares issued to the Petrogres Shareholder constituted 85% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Exchange Agreement.

Upon closing of the Exchange Agreement, Petrogres became our wholly owned subsidiary and the Company plans on ceasing its prior operations.

The Exchange Agreement is being accounted for as a reverse merger and recapitalization of Petrogres whereby Petrogres is deemed to be the acquirer in the reverse merger for accounting purposes. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of Petrogres and the results of the Company from the acquisition date.

Upon the closing of the transaction, a new board of directors and new officers were appointed which consists of Mr. Christos Traios. Mr. Traios was appointed as Chief Executive Officer and President of the Company.

The unaudited pro forma combined financial information assumes the Exchange Agreement was consummated as of December 31, 2015. The financial statements of the Company included in the following unaudited pro forma combined financial information are derived from the audited financial statements of the Company for the year ended December 31, 2015 contained on Form 10-K as filed with the Securities and Exchange Commission on April 19, 2016. The financial statements of Petrogres, included in the following unaudited pro forma combined financial information are derived from the audited financial statements for the year ended December 31, 2015 contained elsewhere in the Form 8-K/A. The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on January 1, 2015.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the Exchange Agreement occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Agreement Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

PETROGRESS, INC
Pro Forma Consolidated Balance Sheet
December 31, 2015

	Historical	Historical Petrogres Co
	Petrogress, Inc	Limited	Pro forma		Pro forma
	December 31, 2015	December 31, 2015	Adjustments	Note	Consolidated

Assets
Current Assets
Cash	$317	$1,882,305	$—		$1,882,622
Accounts receivable	340	2,650,171	—		2,650,511
Inventory	—	1,209,960	—		1,209,960
Marketable securities	780	—	—		780
Total current assets	1,437	5,742,436	—		5,743,873

Property and equipment, net	868	6,144,000	—		6,144,868
Total assets	$2,305	$11,886,436	$—		$11,888,741

Liabilities and Shareholders’ Deficit

Current liabilities:
Due to stockholders	$519,542	$—	$(519,542)	A,D	$0
Accounts payable and accrued expenses	47,733	809,473	(47,733)	D	809,473
Convertible promissory notes (net of discount of $63,946)
	5,673	—	—		5,673
Derivative liability	141,436	—	—		141,436
Total current liabilities	714,384	809,473	(567,275)		956,582

Shareholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	21,898	1,000,000	1,102	A	159,000
	—	—	(1,000,000)	C
	—	—	136,000	B
Common stock to be issued	1,000	—	—		1,000
Additional paid-in capital	1,443,614	7,802,838	279,946	A	8,498,033
	—	—	1,000,000	C
	—	—	(2,028,365)	B
Accumulated comprehensive loss	(113,220)	—	113,220	B	—
Retained earnings (deficit)	(2,065,372)	2,274,125	2,065,372.28	B,D	2,274,125

Total shareholders' equity (deficit)	(712,080)	11,076,963	567,275		10,932,158

Total liabilities and shareholders' equity (deficit)	$2,305	$11,886,436	$—		$11,888,741

PETROGRESS, INC
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015

	Historical	Historical Petrogres Co
	Petrogress, Inc	Limited	Pro forma		Pro forma
	December 31, 2015	December 31, 2015	Adjustments	Note	Consolidated

Revenues:
Revenues	$115,514	$21,579,013	$(115,514)	E	$21,579,013
Cost of revenues	106,884	15,705,806	(106,884)	E	15,705,806

Gross profit	8,631	5,873,207	(8,630)		5,873,208

Operating costs and expenses:
Fleet operating expenses	—	3,034,938	—		3,034,938
Management and consulting fees, related parties	141,856	874,723	(81,856)	E	934,723
Administration expenses	163,901	136,387	(141,290)	E	158,998
Depreciation and amortization	573	663,500	(573)	E	664,073

Total operating costs and expenses	306,330	4,709,548	(223,719)		4,792,732

Income (loss) from operations	(297,700)	1,163,659	215,089		1,080,476

Other income (expenses)
Interest expense, related parties	—	—	—		—
Interest expense, other	(44,529)	—	—		(44,529)
Fair value adjustment of derivative liabilities	(186,988)	—	—		(186,988)
Gain on debt extinguishment	113,676	—	286,227	D	399,903
Total other income (expenses)	(117,841)	—	286,227		168,386

Net income (loss) before income taxes	(415,540)	1,163,659	501,316		1,248,862

Income taxes	—	81,456	—		81,456

Net income (loss)	$(415,540)	$1,082,203	$501,316		$1,167,406

Other Comprehensive loss, net of tax:
Unrealized gain (loss) on marketable securities	$(29,220)

Comprehensive loss	$(444,760)

Basic and diluted net income (loss) per common share	$(0.03)				0.01

Basic and diluted weighted average common shares outstanding	24,000,000				160,000,000

A	Accrued liabilities, related parties	281,048
	Common stock	(1,102)
	Additional paid-in capital	(279,946)
	Record issuance of shares for debt conversions

B	Additional paid-in capital	2,028,365
	Common stock	(136,000)
	Accumulated comprehensive loss	(113,220)
	Retained earnings	(1,779,145)
	Issue 136 million shares and to eliminate old pubco historical deficit

C	Common Stock	1,000,000
	Additional aid in Capital	(1,000,000)
	Eliminate Petrogres shares

D	Accounts payable	238,494
	Due to stockholders	47,733
	Gain on debt extinguishment	(286,227)
	To write off all liabilities except conv note and derivative liabilities

E	Retained earnings	215,089
	Management fees	(81,856)
	Administration expenses	(141,290)
	Depreciation	(573)
	Cost of sales	(106,884)
	Sales	115,514
	Eliminate prior pubco operations except for pubco expenses

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On February 29, 2016 (the “Effective Date”), the Company entered into and closed on a share exchange agreement (the “Share Exchange Agreement”) with Petrogres Co Limited, a Marshall Islands corporation and Mr. Christos Traios, its sole shareholder. As a result of the transaction, Petrogres would become a wholly owned subsidiary of the Company and the board of the Company will consist solely of Mr. Traios. The Company feels that it is in the best interests of the shareholders to maximize value with respect to this transaction. Petrogres is an oil trading and shipping company acting internationally and has been in business for seven (7) years. Petrogres conducts its operations through four subsidiaries, each one of which owns and operates a shipping vessel used in international and domestic shipping.

Pursuant to the Exchange Agreement, we acquired all of the outstanding shares of Petrogres in exchange for the issuance of 136,000,000 shares of our common stock to the Petrogres Shareholder.  The shares issued to the Petrogres Shareholder constituted 85% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Exchange Agreement.

The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, Petrogres is the acquiring entity in accordance with ASC 805, Business Combinations. The accumulated earnings of Petrogres will be carried forward after the completion of the Merger.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical December 31, 2015 balance sheet of the Company after giving effect to the acquisition with Petrogres. The pro forma balance sheet and statement of operations and comprehensive loss present this transaction as if they had been consummated as of December 31, 2015, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. This share exchange will be treated as a reverse acquisition, and therefore Petrogres is treated as the accounting acquirer. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of Petrogres included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

The unaudited pro forma condensed combined balance sheet as of December 31, 2015 is presented as if the Petrogres acquisition had occurred on December 31, 2015, and combines the historical balance sheet of the Company at December 31, 2015 and the historical balance sheet of Petrogres at December 31, 2015.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and Petrogres for the year ended December 31, 2015, are presented as if the Petrogres acquisition had taken place on January 1, 2015.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations and comprehensive loss are as follows:

(A)	To record issuance of 1,104,642 shares of common stock for debt extinguishment.

(B)	To record issuance of 136,000,000 shares of common stock to acquire 100% of Petrogres Co Limited.

(C)	To eliminate Petrogres shares.

(D)	To write off all liabilities of 800 Commerce, Inc. pursuant to Share Exchange Agreement.

(E)	To eliminate 800 Commerce 2015 operations, except for expenses related to being a public company.